SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 4, 2007
Expedia, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51447 (Commission File Number)	20-2705720 (IRS Employer Identification Number)

3150 139th Avenue S.E., Bellevue, Washington (Address of Principal Executive Offices)		98005 (Zip Code)

Registrant’s telephone number, including area code:		(425) 679-7200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On December 4, 2007, Craig Jacobson was elected to the Board of Directors of Expedia, Inc. (the “Company”). Mr. Jacobson will also serve on the Company’s Audit Committee. On December 5, 2007, the Company notified Nasdaq of the addition of Mr. Jacobson to the Company’s Audit Committee. On December 6, 2007, Nasdaq in turn notified the Company that it was again in compliance with Rule 4350(d).
          Mr. Jacobson is a partner at the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren & Richman, L.L.P. where he has practiced since 1987. Mr. Jacobson’s practice focuses on the motion picture and television businesses. He also serves as a member of the board of trustees of the University of Southern California’s Fine Arts School and is on the board of directors of Aver Media, a privately held Canadian lending institution. Mr. Jacobson is a 1979 graduate of the George Washington University Law School and a 1974 graduate of Brown University.
          A description of the compensation payable to Mr. Jacobson for his services as a director and an audit committee member is set forth under the caption “Compensation of Non-Employee Directors” in the Company’s definitive Proxy Statement dated May 1, 2007.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.
Date: December 6, 2007	By:	/s/ Burke F. Norton
		Name:	Burke F. Norton
		Title:	Executive Vice President and General Counsel